Exhibit 99.1

TransAtlantic Petroleum Announces Year-End 2014 Reserves and Completion of $55.0 Million Convertible Note Offering

Hamilton, Bermuda (February 25, 2015) – TransAtlantic Petroleum Ltd. (NYSE-MKT: TAT) (TSX: TNP) (the “Company” or “TransAtlantic”) today announced a summary of year-end 2014 reserves and the completion of its private placement of $55.0 million of convertible notes due 2017. A more detailed discussion of TransAtlantic’s year-end 2014 reserves are available on its website at http://ir.transatlanticpetroleum.com/events.cfm.

Highlights

•	Increased proved developed reserves 238% year-over-year to 22.3 MMBOE, added $264 million of PV-10 for $628 million total ($15.39/share)

•	Increased 1P reserves 168% year-over-year to 32.7 MMBOE, added $292 million of PV-10 for $885 million total ($21.69/share)

•	Increased 2P reserves 154% year-over-year to 61.5 MMBOE, added $484 million of PV-10 for $1.6 billion total

•	Increased 1P reserves in Turkey by 40% year-over-year on a stand-alone basis to 17.1 MMBOE, added $56 million of PV-10 for $649 million total

•	Completed private placement of $55.0 million of convertible notes due 2017

Reserves Summary

DeGolyer & MacNaughton evaluated the Company’s reserves in Turkey as of December 31, 2014 and Deloitte evaluated the Company’s reserves in Albania as of December 31, 2014, both in accordance with the reserves definitions of Rule 4-10(a) (1)-(32) of Regulation S-X of the SEC.

TransAtlantic increased its annual reserves primarily due to the acquisition of Stream Oil & Gas Ltd. in Albania and the successful development of its assets in southeastern Turkey.

The following is a summary of the Company’s estimated reserves at December 31, 2014 and December 31, 2013:

Reserves at December 31, 2014	Proved Developed	Total Proved (1P)	Proved + Probable (2P)	Proved + Probable + Possible (3P)
Oil and Condensate, Mbbls	20,757	28,665	50,111	69,291
Natural Gas, MMcf	9,553	24,504	68,261	176,519

Total Oil and Natural Gas, MBOE(1)	22,349	32,749	61,488	98,711
PV-10(2), $MM	$628.2	$884.4	$1,597.6	$2,500.2

Reserves at December 31, 2013	Proved Developed	Total Proved (1P)	Proved + Probable (2P)	Proved + Probable + Possible (3P)
Oil and Condensate, Mbbls	4,874	9,714	17,834	34,711
Natural Gas, MMcf	10,480	15,150	38,285	116,274

Total Oil and Natural Gas, MBOE(1)	6,621	12,239	24,215	54,090
PV-10(2), $MM	$364.3	$592.5	$1,113.9	$2,396.3

(1)	MBOE is not included in the DeGolyer & MacNaughton or Deloitte reserve reports and was derived by the Company by converting natural gas to oil in the ratio of six Mcf of natural gas to one Bbl of oil. A BOE conversion ratio of six Mcf to one Bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. PV-10 was calculated using an overall weighted average price of $94.53 per Bbl and $8.71 per Mcf for Turkey for December 31, 2014, $69.55 per Bbl and $10.00 per Mcf for Albania for December 31, 2014, and $102.07 per Bbl and $9.92 per Mcf for Turkey for December 31, 2013. Albanian reserves were acquired from Stream Oil & Gas Ltd. on November 18, 2014.
(2)

The total proved PV-10 value of the estimated future net revenue are not intended to represent the current market value of the estimated oil and natural gas reserves we own. Management believes that the presentation of PV-10, while not a financial measure in accordance with generally accepted accounting principles in the United States (“GAAP”), provides useful information to investors because it is widely used by professional analysts and sophisticated investors in evaluating oil and natural gas companies. Because many factors that are unique to each individual company impact the amount of future income taxes estimated to be paid, the use of a pre-tax measure is valuable when comparing companies based on reserves. PV-10 is not a measure of financial or operating performance under GAAP. PV-10 should not be considered as an alternative to the standardized measure as defined under GAAP. PV-10 of probable or possible reserves represent the present value of estimated future revenues to be generated from the production of probable or possible reserves, calculated net of estimated lease operating expenses, production taxes and future development costs, using costs as of the date of estimation without future escalation and using 12-month average prices, without giving effect to non-property related expenses such as general and administrative expenses, debt service, and depreciation, depletion, and amortization, or future income taxes and discounted using an annual discount rate of 10%. With respect to pre-tax PV-10 amounts for probable or possible reserves, there do not exist any directly comparable GAAP measures, and such amounts do not purport to present the fair value of our probable and possible reserves.

The SEC has generally permitted oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use the terms “estimated ultimate recovery,” “EUR,” “probable,” “possible,” and “non-proven” reserves, “prospective resources” or “upside” or other descriptions of volumes of resources or reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of actually being realized by the Company. There is no certainty that any portion of estimated prospective resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the estimated prospective resources. Possible reserves are those additional reserves that are less certain to be recovered than probable reserves. There is a 10% probability that the quantities actually recovered will equal or exceed the sum of proved plus probable plus possible reserves.

The following table provides a reconciliation of our proved reserves (1P) PV-10 to our standardized measure:

U.S. dollars in millions	12/31/2014	12/31/2013
Total PV-10:	$884.4	$592.5
Future income taxes (1):	(394.4)	(122.9)
Discount of future income taxes at 10% per annum:	181.7	30.9

Standardized measure:	$671.7	$500.5

Note: Final PV-10 reconciliation will appear in the Company’s annual report on Form 10-K.

(1)	Neither DeGolyer & MacNaughton’s nor Deloitte’s reserve reports contemplate income tax consequences. Future income taxes as displayed are estimated by TransAtlantic subsequent to DeGolyer & MacNaughton’s and Deloitte’s reserve assessments.

Convertible Notes Due 2017

TransAtlantic completed its private placement of $55.0 million of convertible notes (the “Notes”) due 2017, as initially disclosed on December 19, 2014. The Company completed the private placement and an exchange offer for substantially identical notes (the “Exchange Notes”) on February 20, 2015, pursuant to an indenture with U.S. Bank National Association as trustee. TransAtlantic intends to file a shelf registration statement covering the resale of the Exchange Notes and common shares issued upon conversion no later than May 1, 2015.

About TransAtlantic Petroleum Ltd.

TransAtlantic Petroleum Ltd. is an international oil and natural gas company engaged in the acquisition, exploration, development and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey, Albania and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning year-end reserves, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; shortages of drilling rigs, equipment or oilfield services.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Note on BOE

Barrels of oil equivalent, or BOE, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet (“MCF”) of natural gas to one barrel of oil. A BOE conversion ratio of 6 MCF to 1 barrel is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. BOE may be misleading, particularly if used in isolation.

Contact:

Taylor Beach

Director of Investor Relations

(214) 265-4746

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

(214) 220-4323

http://www.transatlanticpetroleum.com